UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 14, 2022

Ra Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive

Carlsbad, California 92011

(Address of principal executive offices, including zip code)

(760) 804-1648

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RMED	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ra Medical Systems, Inc. (the “Company”) previously announced the resignation of Andrew Jackson as Chief Financial Officer of the Company, effective as of May 25, 2022. On July 8, 2022, the board of directors of the Company appointed Jonathan Will McGuire to act as interim Chief Financial Officer effective immediately. On July 14, 2022, the board of directors of the Company appointed Brian Conn to act as interim Chief Financial Officer effective immediately. Mr. Conn will serve as the Company’s Principal Financial Officer and Principal Accounting Officer. Mr. Conn previously entered into a consulting agreement with the Company, dated May 25, 2022 (the “Consulting Agreement”), under which Mr. Conn will continue to provide services to the Company.  Pursuant to the Consulting Agreement, Mr. Conn will be eligible to receive cash compensation of $10,000 per month. The Consulting Agreement has a term of twelve (12) months, unless terminated earlier by either party under the terms of the Consulting Agreement.

Mr. Conn, age 59, served as Chief Financial Officer of Quantapore Inc., a genomic sequencing startup, from January 2017 to December 2021, where he continues to serve as an advisor. Previously, Mr. Conn served as Chief Financial Officer of Imagion Biosystems, Limited (ASX:IBX), a preclinical medical imaging company, from September 2016 to July 2020. Prior to this, he was Chief Financial Officer of Verdezyne, Inc., a privately-held biotechnology company, from July 2011 to February 2016. Mr. Conn also serves as an advisor to numerous early-stage biotechnology companies and serves on the Board of Directors of Biosensis Pty Ltd. a research tools supplier based in Adelaide, Australia. Mr. Conn received his Bachelor of Science in Finance and a minor in Accountancy from Arizona State University.

The above summary description of Mr. Conn’s Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

In addition, the Company entered into the Company’s standard form of indemnification agreement with Mr. Conn. Mr. Conn has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There are no family relationships between Mr. Conn and any director or executive officer of the Company.

A copy of the press release issued by the Company on July 18, 2022 announcing Mr. Conn’s appointment as interim Chief Financial Officer is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)     Exhibits

Exhibit	Description
10.1	Consulting Agreement by and between the Company and Brian Conn dated as of May 25, 2022.
99.1	Press Release dated July 18, 2022.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RA MEDICAL SYSTEMS, INC.

Date: July 18, 2022	By:	/s/ Jonathan Will McGuire
Jonathan Will McGuire
Chief Executive Officer
(Principal Executive Officer)